SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest
event reported):  October 5, 2000
                  ---------------

                        PAN-INTERNATIONAL HOLDINGS, INC.
                        f/k/a/ "Photovoltaics.com, Inc."
                        --------------------------------
             (Exact name of registrant as specified in its Charter)

Delaware                             000-28587                      65-0963621
--------------------------------------------------------------------------------
(State or other                   (Commission File               (IRS Employer
jurisdiction of Incorporation)        Number)             Identification Number)


1105 30th Ave., Suite 200, Gulfport, Mississippi                    39501
--------------------------------------------------------------------------------
         (Address of principal executive offices)                (Zip Code)

Registrant's telephone number,
including area code:   (713) 622-9287
                       -----------------

                  215 Cranwood Dr., Key Biscayne, Florida 33149
                  ---------------------------------------------
                  (Former address if changed since last report)

ITEM 1.

CHANGES IN CONTROL OF REGISTRANT

     On October 5, 2000, the Zack Curtin Trust (the "Trust") sold to Kent E. Lovelace, Jr. 3,350,000 shares of the common stock, par value $.01 per share (the "Common Stock"), of Pan-International Holdings, Inc., a Delaware corporation f/k/a/ "Photovoltaics.com, Inc." (the "Company"). Mr. Lovelace now owns 3,700,000 shares of Common Stock. This number of shares represents 74.0% of the outstanding shares of Common Stock, thus giving control of the Company to Mr. Lovelace.

         The aggregate purchase price for the 3,350,000 shares was $68,000. Mr. Lovelace made an initial downpayment in the amount of $10,000 and will make the remaining payments to the Trust on a deferred basis. Mr. Lovelace has indicated that he has used and expects to use his personal funds to pay all portions of the purchase price, although circumstances may be such at the time that he may elect to borrow or otherwise procure amounts necessary to pay the deferred portion of the purchase price.

         Upon completion of the sale and purchase of the 3,350,000 shares, Lawrence Curtin (the father of the beneficiary of the Trust) resigned from his seat on the Board of Directors of the Company and from the office of President of the Company. Thereupon, Mr. Lovelace was elected as a director to fill the seat vacated by Mr. Curtin and as the new President of the Company.

         To secured the deferred portion of the purchase price, Mr. Lovelace pledged to the Trust the 3,350,000 shares of Common Stock that he purchased from the Trust. Consequently, if Mr. Lovelace fails to make timely the deferred payments of the purchase price, the Trust could reacquire control of the Company upon its exercise of its rights as a secured creditor.


                                                     SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PAN-INTERNATIONAL HOLDINGS, INC.
                                             (Registrant)

Date: October 16, 2000                 By:  /s/ Kent E. Lovelace, Jr.
                                           ---------------------------
                                       Kent E. Lovelace, Jr. , President